Exhibit 99
MEREDITH CORPORATION REPORTS FISCAL 2012 THIRD QUARTER RESULTS
Local Media Posts Record 3rd Quarter Profit; Current Dividend Yield Approximately 5%
DES MOINES, IA (April 25, 2012) - Meredith Corporation (NYSE: MDP), the leading media and marketing company serving American women, today reported fiscal 2012 third quarter earnings per share of $0.47, including a special charge of $0.19 per share. Excluding the special charge, earnings per share were $0.66, in-line with Meredith's previously stated expectations. Revenues increased to $346 million. These results compare to fiscal 2011 third quarter earnings per share of $0.67 and revenues of $339 million.
“We are very pleased with the ongoing strong performance of our local television business, and encouraged by improving national media advertising trends as calendar 2012 progresses,” said Meredith Chairman and CEO Stephen M. Lacy. “We continue to accelerate the execution of digital and video initiatives across our businesses, including expanding our tablet offerings, introducing new mobile apps, and increasing original video programming.”
Lacy noted several business highlights achieved during the quarter:

•
Local Media Group non-political advertising revenues grew 5 percent, the 10th consecutive quarter of year-over-year growth. Operating profit grew more than 70 percent to $23 million, a record for a fiscal third quarter and, combined with a 4 percent decrease in expenses, produced a strong 37 percent EBITDA margin.

•
National Media Group advertising revenues grew 2 percent and circulation revenues increased 15 percent. Growth was fueled by the recent acquisitions of Allrecipes.com, EveryDay with Rachael Ray and FamilyFun. Excluding the recent acquisitions, advertising revenues were down 7 percent and circulation revenues grew 3 percent.

•
Digital advertising revenues in both the National and Local media groups rose 70 percent. Growth in the National Media Group was driven equally by existing Meredith Women's Network websites and the addition of Allrecipes.com.

•
Consumer engagement remained strong across the Company. Meredith magazine readership increased to a record 115 million, and Meredith's local television station group produced a strong February ratings book. Additionally, Meredith delivered record website traffic across its digital activities, including more than 40 million unique visitors in March, reflecting the inclusion of Allrecipes.com.

To realize the full value of recent acquisitions and as part of an ongoing process to improve its operations, Meredith recorded a special charge in the third quarter of fiscal 2012 with two primary components:

•	$2.5 million ($1.5 million after tax, or $0.03 per share) related to transaction costs associated with its $175 million acquisition of Allrecipes.com, the world's largest digital food brand.

•
$12.2 million ($7.1 million after tax, or $0.16 per share) related primarily to business realignments in the National Media Group following a series of recent acquisitions, including selected workforce reductions and vacated lease space. The purpose of this realignment is to optimize performance; achieve cost efficiencies; and accelerate go-to-market strategies across multiple platforms, including print, video, digital, mobile and social.
“The media and marketing landscape continues to evolve, and we are aligning our businesses - which we've substantially augmented through a series of strategic acquisitions and initiatives - to best serve our consumers and customers on whatever platform they choose,” Lacy said. “We've led the way among media companies at creating a true multiplatform business, and we fully intend to realize the maximum financial potential of our expanded portfolio as part of our commitment to Total Shareholder Return.”
Key elements to Meredith's Total Shareholder Return financial strategy include (1) A current annual dividend of $1.53 per share, which is currently yielding approximately 5 percent; (2) A $100 million share repurchase program; and (3) Ongoing strategic investments to drive incremental revenue and profit growth over time.
For the first nine months of fiscal 2012, earnings per share were $1.65. Excluding the special charge recorded in the third quarter, earnings per share were $1.84. These results compare to earnings per share of $2.12 in the first nine months of fiscal 2011, when Meredith recorded $31 million, or $0.42 per share, more political advertising revenues. Total revenues were $1 billion in both periods.
OPERATING DETAIL
LOCAL MEDIA GROUP
Fiscal 2012 third quarter Local Media Group operating profit was a record $23 million, compared to $13 million in the year-ago period, an increase of 71 percent. Total revenues increased 10 percent to $78 million, compared to $71 million. Expenses declined 4 percent, helping drive a group EBITDA margin of 37 percent.
Looking more closely at non-political advertising performance in the third quarter of fiscal 2012 compared to the year-ago period:

•	Revenues rose 5 percent to $67 million, the 10th-straight quarter of year-over-year improvement. Growth was strongest at Meredith's stations in Las Vegas (FOX), Phoenix (CBS) and Nashville (NBC).

•	Automotive advertising category revenues grew 4 percent, on top of 13 percent growth in the year-ago period. Professional services, the second-largest category, grew 11 percent.

•	Digital advertising revenues increased 70 percent, driven by enhanced sales initiatives and product offerings.
Meredith's television stations delivered very strong year-over-year ratings growth during the most recent February measurement period in the important adults ages 25 to 54 demographic. Of note:

•	WFSB (CBS Hartford) enhanced its No. 1 ranking in all news periods and day parts, and is once again well-positioned to capture substantial political advertising dollars.

•	KCTV (CBS Kansas City) delivered growth in afternoon, evening and late news.

•	KPHO (CBS Phoenix) delivered double-digit ratings growth in morning, afternoon and evening news.

•	KVVU (FOX Las Vegas) and WHNS (FOX Greenville, SC) both delivered double-digit ratings growth in morning and late news.
Other revenues grew nearly 40 percent in the third quarter of fiscal 2012, driven primarily by Meredith's management of Peachtree TV (WPCH-TV) in Atlanta, which began on March 28, 2011. Meredith Video Studios, producer of the nationally-syndicated The Better Show, also contributed to the revenue gains.
“Our Local Media group is doing an excellent job of increasing ratings and translating them into advertising revenues, consistently ranking us among the leading station groups in advertising revenue gains,” said Meredith Local Media Group President Paul Karpowicz. “Additionally, we are augmenting results with revenues from Meredith Video Studios, operation of Turner's Peachtree TV in Atlanta, and retransmission consent fees from subscription television operators.”
For the first nine months of fiscal 2012, Local Media Group operating profit was $61 million and revenues were $232 million. These results compare to operating profit of $69 million and revenues of $244 million in the year-ago period. Meredith recorded $31 million less of political advertising revenues in the first nine months of fiscal 2012 than in the year-ago period, which is expected in an off-election year. Expenses declined 3 percent in the first nine months of fiscal 2012 from the year-ago period, helping drive an overall EBITDA margin of 34 percent.
NATIONAL MEDIA GROUP
Fiscal 2012 third quarter National Media Group operating profit was $23 million, including a special charge of $13 million. Excluding the special charge, operating profit was $37 million. Revenues were $268 million. These results compare to operating profit of $48 million and revenues of $268 million in the year-ago period.
Looking more closely at National Media Group advertising performance in the third quarter of fiscal 2012:

•
Advertising revenues grew 2 percent to $123 million. Excluding the recent acquisitions, advertising revenues were down 7 percent. The over-the-counter drug and media and entertainment categories were stronger, offsetting weak prescription drug and retail advertising. The food and beverage category, which is Meredith's largest, grew during the quarter, bolstered by the acquisitions.

•
Digital advertising revenues grew 70 percent, as the digital food category was particularly strong. Meredith Women's Network properties accounted for approximately half of that growth, with the balance contributed by the addition of Allrecipes.com to Meredith's strong digital portfolio.

•
Meredith began implementing the Meredith Engagement Dividend program during the quarter with several inaugural accounts including Kimberly-Clark, Tyson Foods and Mars Petcare. This innovative program guarantees marketers a return on their advertising investment in Meredith magazines by combining The Nielsen Company's Homescan data with Meredith's 85-million name database to prove advertising in Meredith titles increases retail sales.

Circulation revenues grew 15 percent and circulation contribution grew 12 percent in the third quarter of fiscal 2012, compared to the year-ago period, driven largely by the recent acquisitions. Excluding these acquisitions, circulation revenues grew 3 percent. Meredith generated 2 million digital orders for print magazine subscriptions during the first nine months of fiscal 2012, up 150 percent compared to the year-

ago period. Meredith is particularly focused on driving digital subscriptions and paperless transactions because of cost-saving and up-selling opportunities, and is on pace to generate a record 2.6 million digital orders for full fiscal 2012. Meredith realizes approximately $5 in incremental profit per digital order.
Meredith delivered strong gains in single copy and subscription sales of digital tablet editions, as well as growth in downloads of its mobile apps during the third quarter of fiscal 2012. Currently, 21 of Meredith's subscription brands and many special interest titles are distributed via tablet devices, including iPad, Kindle Fire and Nook Color. To date, Meredith's 20 mobile and tablet apps have generated nearly 20 million downloads, including the Better Homes and Gardens Must-Have Recipes app, which has generated 1 million downloads in its first 4 months.
National Media Group President Tom Harty said Meredith is making significant strides in three key areas:

•	Delivering strengthening advertising revenues in print and digital as calendar 2012 progresses.

•
Successfully executing a selective consolidation strategy in the magazine industry by buying attractive properties at reasonable prices, and subsequently optimizing their performance and cost structure.

•	Growing its digital footprint, as demonstrated by aggressive tablet and mobile expansion, and the acquisition of Allrecipes.com.
“Today, the Meredith Women's Digital Network is the largest premium owned-and-operated property in both the Food and the Women's Lifestyle categories,” Harty said. “There isn't another media company that can provide advertisers with the expert content and extensive female reach that Meredith can offer in the digital space.”
National Media Group other revenues in the fiscal 2012 third quarter were $68 million, compared to $80 million in the year-ago period. This was due primarily to select clients within Meredith Xcelerated Marketing scaling back programs in response to current economic conditions.
For the first nine months of fiscal 2012, National Media Group operating profit was $95 million. Excluding the special charge recorded in the third quarter, operating profit was $109 million. Revenues were $771 million. These results compare to operating profit of $130 million and revenues of $803 million in the first nine months of fiscal 2011. Expenses declined 2 percent, excluding the special charge.
OTHER FINANCIAL INFORMATION
For the trailing 12 month period ending March 31, 2012, Meredith generated nearly $180 million in cash flow from operations and repurchased approximately 1.1 million shares of Company stock.
Total debt was $420 million at March 31, 2012, reflecting the recent addition of $175 million for the acquisition of Allrecipes.com. Meredith's debt-to-EBITDA ratio was 1.8 to 1, and the weighted average interest rate was 3.9 percent at March 31, 2012.
Fiscal 2012 third quarter unallocated corporate expenses declined more than 15 percent compared to the prior-year period, and were down more than 10 percent for the first nine months of fiscal 2012 compared to the prior-year period.
All earnings per share figures in the text of this release are diluted. Both basic and diluted earnings per share can be found in the attached Condensed Consolidated Statements of Earnings.

OUTLOOK
Looking at the fourth quarter of fiscal 2012 compared to the year-ago period:

•
With two of three magazine issues closed, Meredith expects fourth quarter National Media Group advertising revenue to grow in the low teens, down in the mid-single digits excluding the recent acquisitions.

•	With nine weeks remaining in the quarter, Local Media Group non-political advertising revenues are currently pacing up in the mid-single digits.
In Meredith's most recent outlook, released on January 24, the Company estimated fiscal 2012 full-year earnings per share to range between $2.45 to $2.65, including approximately $0.10 per share of dilution related to Allrecipes.com.
With just over two months remaining in fiscal 2012, Meredith expects full year fiscal 2012 earnings per share before the special charge to range from $2.47 to $2.50, in-line with previously stated expectations. This range now includes approximately $0.12 of dilution related to Allrecipes.com.
Looking just at the fourth quarter of fiscal 2012, Meredith expects earnings per share to range from $0.63 to $0.66. This range now includes approximately $0.10 of dilution related to Allrecipes.com.
A number of uncertainties remain that may affect Meredith's outlook as stated in this press release for the fourth fiscal quarter and full year of fiscal 2012. These uncertainties are referenced below under “Safe Harbor” and in certain filings with the U.S. Securities and Exchange Commission.
CONFERENCE CALL WEBCAST
Meredith will host a conference call on April 25, 2012 at 11 a.m. EDT to discuss third quarter fiscal 2012 results. A live webcast will be accessible to the public on the Company's website, www.meredith.com, and a replay will be available for two weeks. A transcript will be available within 48 hours of the call at www.meredith.com.
RATIONALE FOR USE AND ACCESS TO NON-GAAP RESULTS
Management uses and presents GAAP and non-GAAP results to evaluate and communicate the performance of the Company. Non-GAAP measures should not be construed as alternatives to GAAP measures. EBITDA is a common supplemental measure of performance used by investors and financial analysts. Management believes that EBITDA provides an additional analytical tool to clarify the Company's results from core operations and delineate underlying trends. Meredith does not use EBITDA as a measure of liquidity or funds available for management's discretionary use because they include certain contractual and non-discretionary expenditures.
Results excluding the special charge recorded in fiscal 2012 are also supplemental non-GAAP financial measures. Management believes the special charge is not reflective of Meredith's ongoing business activities. While results excluding the special charge are not a substitute for reported results under GAAP, management believes this information is useful as an aid in better understanding Meredith's current performance, performance trends and financial condition. Reconciliations of non-GAAP to GAAP measures are included in the attached tables. The attached condensed consolidated financial statements and reconciliation tables will be made available at www.meredith.com.

SAFE HARBOR
This release contains certain forward-looking statements that are subject to risks and uncertainties. These statements are based on management's current knowledge and estimates of factors affecting the Company and its operations. Statements in this announcement that are forward-looking include, but are not limited to, the statements regarding advertising revenues and investment spending, along with the Company's revenue and earnings per share outlook for the fourth fiscal quarter and full year fiscal 2012.
Actual results may differ materially from those currently anticipated. Factors that could adversely affect future results include, but are not limited to, downturns in national and/or local economies; a softening of the domestic advertising market; world, national or local events that could disrupt broadcast television; increased consolidation among major advertisers or other events depressing the level of advertising spending; the unexpected loss or insolvency of one or more major clients; the integration of acquired businesses; changes in consumer reading, purchasing and/or television viewing patterns; increases in paper, postage, printing, syndicated programming or other costs; changes in television network affiliation agreements; technological developments affecting products or methods of distribution; changes in government regulations affecting the Company's industries; unexpected changes in interest rates; and the consequences of acquisitions and/or dispositions. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
ABOUT MEREDITH CORPORATION
Meredith Corporation (NYSE: MDP; www.meredith.com) is the leading media and marketing company serving American women. Meredith features multiple well-known national brands - including Better Homes and Gardens, Parents, Family Circle, Allrecipes.com, Ladies' Home Journal, Fitness, More, American Baby, EveryDay with Rachael Ray and FamilyFun - along with local television brands in fast-growing markets. Meredith is the industry leader in creating content in key consumer interest areas such as home, family, food, health and wellness and self-development. Meredith uses multiple distribution platforms - including print, television, digital, mobile, tablets, and video - to give consumers content they desire and to deliver the messages of its advertising and marketing partners.
Additionally, Meredith uses its many assets to create powerful custom marketing solutions for many of the nation's top brands and companies. Meredith Xcelerated Marketing has significantly added to its capabilities in recent years through the acquisition of cutting-edge companies in digital, mobile, social, healthcare, database, and international marketing. Most recently, Meredith made a strategic investment in London-based Iris Worldwide, a leader in experiential marketing.
A hallmark of Meredith's business model and financial profile is its ability to consistently generate substantial free cash flow by leveraging the strength of its multi-platform portfolio. Meredith is committed to increasing Total Shareholder Return through dividend payments, share repurchases and strategic business investments. Meredith has paid a dividend for 65 straight years and increased its dividend for 19 consecutive years. Meredith currently pays an annual dividend of $1.53 per share, resulting in a dividend yield of approximately 5 percent.
-- # # # # --

Shareholder/Financial Analyst Contact:	Media Contact:
Mike Lovell	Art Slusark
Director of Investor Relations	Vice President/Corporate Communications
Phone: (515) 284-3622	Phone: (515) 284-3404
E-mail: Mike.Lovell@Meredith.com	E-mail: Art.Slusark@Meredith.com

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Three Months		Nine Months
Periods Ended March 31,	2012	2011	2012	2011
(In thousands except per share data)
Revenues
Advertising	$191,472	$185,210	$559,425	$603,790
Circulation	76,331	66,453	206,822	196,130
All other	77,710	87,218	235,892	247,634
Total revenues	345,513	338,881	1,002,139	1,047,554
Operating expenses
Production, distribution, and editorial	136,454	134,437	401,757	414,529
Selling, general, and administrative	159,352	142,130	437,257	432,568
Depreciation and amortization	11,407	9,965	31,744	29,413
Total operating expenses	307,213	286,532	870,758	876,510
Income from operations	38,300	52,349	131,381	171,044
Interest expense	(3,283)	(3,147)	(8,899)	(10,009)
Earnings from continuing operations before income taxes	35,017	49,202	122,482	161,035
Income taxes	(13,848)	(18,026)	(48,092)	(62,700)
Earnings from continuing operations	21,169	31,176	74,390	98,335
Loss from discontinued operations, net of taxes	—	(339)	—	(1,234)
Net earnings	$21,169	$30,837	$74,390	$97,101

Basic earnings per share
Earnings from continuing operations	$0.47	$0.69	$1.66	$2.16
Discontinued operations	—	(0.01)	—	(0.03)
Basic earnings per share	$0.47	$0.68	$1.66	$2.13
Basic average shares outstanding	44,800	45,594	44,882	45,550

Diluted earnings per share
Earnings from continuing operations	$0.47	$0.68	$1.65	$2.14
Discontinued operations	—	(0.01)	—	(0.02)
Diluted earnings per share	$0.47	$0.67	$1.65	$2.12
Diluted average shares outstanding	45,296	45,998	45,141	45,888

Dividends paid per share	$0.3825	$0.2550	$1.0200	$0.7150

Meredith Corporation and Subsidiaries
Segment Information (Unaudited)

	Three Months		Nine Months
Periods Ended March 31,	2012	2011	2012	2011
(In thousands)
Revenues
National media group
Advertising	$122,977	$120,997	$354,614	$378,851
Circulation	76,331	66,453	206,822	196,130
Other revenues	68,295	80,436	209,094	228,103
Total national media group	267,603	267,886	770,530	803,084
Local media group
Non-political advertising	66,652	63,531	201,311	190,655
Political advertising	1,843	682	3,500	34,284
Other revenues	9,415	6,782	26,798	19,531
Total local media group	77,910	70,995	231,609	244,470
Total revenues	$345,513	$338,881	$1,002,139	$1,047,554

Operating profit
National media group	$23,330	$48,467	$95,131	$130,297
Local media group	22,654	13,281	60,867	68,558
Unallocated corporate	(7,684)	(9,399)	(24,617)	(27,811)
Income from operations	$38,300	$52,349	$131,381	$171,044

Depreciation and amortization
National media group	$4,615	$3,346	$11,808	$10,035
Local media group	6,299	6,109	18,463	17,853
Unallocated corporate	493	510	1,473	1,525
Total depreciation and amortization	$11,407	$9,965	$31,744	$29,413

EBITDA [1]
National media group	$27,945	$51,813	$106,939	$140,332
Local media group	28,953	19,390	79,330	86,411
Unallocated corporate	(7,191)	(8,889)	(23,144)	(26,286)
Total EBITDA	$49,707	$62,314	$163,125	$200,457

1 EBITDA is net earnings from continuing operations before interest, taxes, depreciation, and amortization.

Meredith Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

Assets	March 31, 2012	June 30, 2011
(In thousands)
Current assets
Cash and cash equivalents	$24,674	$27,721
Accounts receivable, net	219,156	212,365
Inventories	28,227	21,529
Current portion of subscription acquisition costs	69,259	54,581
Current portion of broadcast rights	5,666	3,974
Other current assets	16,618	13,568
Total current assets	363,600	333,738
Property, plant, and equipment	462,355	459,257
Less accumulated depreciation	(264,892)	(272,819)
Net property, plant, and equipment	197,463	186,438
Subscription acquisition costs	66,295	54,286
Broadcast rights	1,327	1,292
Other assets	75,880	66,940
Intangible assets, net	581,227	545,101
Goodwill	730,062	525,034
Total assets	$2,015,854	$1,712,829

Liabilities and Shareholders' Equity
Current liabilities
Current portion of long-term debt	$50,000	$50,000
Current portion of long-term broadcast rights payable	9,864	8,548
Accounts payable	56,023	82,878
Accrued expenses and other liabilities	109,084	115,735
Current portion of unearned subscription revenues	186,529	151,831
Total current liabilities	411,500	408,992
Long-term debt	370,000	145,000
Long-term broadcast rights payable	5,008	5,431
Unearned subscription revenues	139,002	120,024
Deferred income taxes	185,775	160,709
Other noncurrent liabilities	104,293	97,688
Total liabilities	1,215,578	937,844
Shareholders' equity
Common stock	36,093	36,282
Class B stock	8,738	8,776
Additional paid-in capital	54,609	58,274
Retained earnings	716,314	687,816
Accumulated other comprehensive loss	(15,478)	(16,163)
Total shareholders' equity	800,276	774,985
Total liabilities and shareholders' equity	$2,015,854	$1,712,829

Meredith Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

Nine Months Ended March 31,	2012	2011
(In thousands)
Net cash provided by operating activities	$105,638	$140,375

Cash flows from investing activities
Acquisitions of businesses	(243,897)	(39,141)
Additions to property, plant, and equipment	(30,739)	(19,625)
Other	(781)	—
Net cash used in investing activities	(275,417)	(58,766)

Cash flows from financing activities
Proceeds from issuance of long-term debt	295,000	12,500
Repayments of long-term debt	(70,000)	(87,500)
Purchases of Company stock	(16,584)	(9,724)
Dividends paid	(45,892)	(32,681)
Proceeds from common stock issued	4,502	7,526
Excess tax benefits from share-based payments	346	427
Other	(640)	(51)
Net cash used in financing activities	166,732	(109,503)
Net decrease in cash and cash equivalents	(3,047)	(27,894)
Cash and cash equivalents at beginning of period	27,721	48,574
Cash and cash equivalents at end of period	$24,674	$20,680

Table 1
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding the special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Periods Ended March 31, 2012	Three Months				Nine Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands except per share data)
Revenues
Advertising	$191,472	$—		$191,472	$559,425	$—		$559,425
Circulation	76,331	—		76,331	206,822	—		206,822
All other	77,710	—		77,710	235,892	—		235,892
Total revenues	345,513	—		345,513	1,002,139	—		1,002,139
Operating expenses
Production, distribution, and editorial	136,429	25	(a)	136,454	401,732	25	(a)	401,757
Selling, general, and administrative	144,707	14,645	(b)	159,352	422,612	14,645	(b)	437,257
Depreciation and amortization	11,407	—		11,407	31,744	—		31,744
Total operating expenses	292,543	14,670		307,213	856,088	14,670		870,758
Income from operations	52,970	(14,670)		38,300	146,051	(14,670)		131,381
Interest expense, net	(3,283)	—		(3,283)	(8,899)	—		(8,899)
Earnings before income taxes	49,687	(14,670)		35,017	137,152	(14,670)		122,482
Income taxes	(19,888)	6,040		(13,848)	(54,132)	6,040		(48,092)
Net earnings	$29,799	$(8,630)		$21,169	$83,020	$(8,630)		$74,390

Basic earnings per share	$0.66	$(0.19)		$0.47	$1.85	$(0.19)		$1.66
Basic average shares outstanding	44,800	44,800		44,800	44,882	44,882		44,882

Diluted earnings per share	$0.66	$(0.19)		$0.47	$1.84	$(0.19)		$1.65
Diluted average shares outstanding	45,296	45,296		45,296	45,141	45,141		45,141

(a) Write-down of art and manuscript inventory
(b) Severance costs of $10.0 million, Allrecipes.com acquisition costs of $2.5 million, vacated lease accruals of $2.7 million, and other net miscellaneous write-downs and accruals of $0.5 million partially offset by a $1.0 million reduction in contingent consideration payable.

Table 2
Meredith Corporation and Subsidiaries
Supplemental Disclosures Regarding Non-GAAP Financial Measures

Special Items - The following table shows results of operations excluding the special items and as reported with the difference being the special items. Results of operations excluding special items are non-GAAP measures. Management's rationale for presenting non-GAAP measures is included in the text of this earnings release.

Periods Ended March 31, 2012	Three Months				Nine Months
	Excluding Special Items	Special Items		As Reported	Excluding Special Items	Special Items		As Reported
(In thousands)
Revenues
National media group
Advertising	$122,977	$—		$122,977	$354,614	$—		$354,614
Circulation	76,331	—		76,331	206,822	—		206,822
Other revenues	68,295	—		68,295	209,094	—		209,094
Total national media group	267,603	—		267,603	770,530	—		770,530
Local media group
Non-political advertising	66,652	—		66,652	201,311	—		201,311
Political advertising	1,843	—		1,843	3,500	—		3,500
Other revenues	9,415	—		9,415	26,798	—		26,798
Total local media group	77,910	—		77,910	231,609	—		231,609
Total revenues	$345,513	$—		$345,513	$1,002,139	$—		$1,002,139

Operating profit
National media group	$36,811	$(13,481)	(a)	$23,330	$108,612	$(13,481)	(a)	$95,131
Local media group	23,843	(1,189)	(b)	22,654	62,056	(1,189)	(b)	60,867
Unallocated corporate	(7,684)	—		(7,684)	(24,617)	—		(24,617)
Income from operations	$52,970	$(14,670)		$38,300	$146,051	$(14,670)		$131,381

Depreciation and amortization
National media group	$4,615	$—		$4,615	$11,808	$—		$11,808
Local media group	6,299	—		6,299	18,463	—		18,463
Unallocated corporate	493	—		493	1,473	—		1,473
Total depreciation and amortization	$11,407	$—		$11,407	$31,744	$—		$31,744

EBITDA[1]
National media group	$41,426	$(13,481)		$27,945	$120,420	$(13,481)		$106,939
Local media group	30,142	(1,189)		28,953	80,519	(1,189)		79,330
Unallocated corporate	(7,191)	—		(7,191)	(23,144)	—		(23,144)
TOTAL EBITDA	$64,377	$(14,670)		$49,707	$177,795	$(14,670)		$163,125

1 EBITDA is net earnings from continuing operations before interest, taxes, depreciation, and amortization.

(a) Severance costs of $9.9 million, Allrecipes.com acquisition costs of $2.5 million, vacated lease accrual of $1.6 million, and other net miscellaneous write-downs and accruals of $0.5 million partially offset by a $1.0 million reduction in contingent consideration payable

(b) Severance costs of $0.1 million and a vacated lease accrual of $1.1 million

Meredith Corporation and Subsidiaries                                Table 3
Supplemental Disclosures Regarding Non-GAAP Financial Measures

EBITDA
Consolidated EBITDA, which is reconciled to net earnings from continuing operations in the following tables, is defined as net earnings before interest, taxes, depreciation, and amortization.
Segment EBITDA is a measure of segment earnings before depreciation and amortization.
Segment EBITDA margin is defined as segment EBITDA divided by segment revenues.

	Three Months Ended March 31, 2012
	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$267,603	$77,910	$—	$345,513

Operating profit	$23,330	$22,654	$(7,684)	$38,300
Depreciation and amortization	4,615	6,299	493	11,407
EBITDA	$27,945	$28,953	$(7,191)	49,707
Less:
Depreciation and amortization				(11,407)
Net interest expense				(3,283)
Income taxes				(13,848)
Earnings from continuing operations				$21,169

Segment EBITDA margin	10.4%	37.2%

	Three Months Ended March 31, 2011
	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$267,886	$70,995	$—	$338,881

Operating profit	$48,467	$13,281	$(9,399)	$52,349
Depreciation and amortization	3,346	6,109	510	9,965
EBITDA	$51,813	$19,390	$(8,889)	62,314
Less:
Depreciation and amortization				(9,965)
Net interest expense				(3,147)
Income taxes				(18,026)
Earnings from continuing operations				$31,176

Segment EBITDA margin	19.3%	27.3%

	Nine Months Ended March 31, 2012
	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$770,530	$231,609	$—	$1,002,139

Operating profit	$95,131	$60,867	$(24,617)	$131,381
Depreciation and amortization	11,808	18,463	1,473	31,744
EBITDA	$106,939	$79,330	$(23,144)	163,125
Less:
Depreciation and amortization				(31,744)
Net interest expense				(8,899)
Income taxes				(48,092)
Earnings from continuing operations				$74,390

Segment EBITDA margin	13.9%	34.3%

	Nine Months Ended March 31, 2011
	National Media	Local Media	Unallocated Corporate	Total
(In thousands)
Revenues	$803,084	$244,470	$—	$1,047,554

Operating profit	$130,297	$68,558	$(27,811)	$171,044
Depreciation and amortization	10,035	17,853	1,525	29,413
EBITDA	$140,332	$86,411	$(26,286)	200,457
Less:
Depreciation and amortization				(29,413)
Net interest expense				(10,009)
Income taxes				(62,700)
Earnings from continuing operations				$98,335

Segment EBITDA margin	17.5%	35.3%

Meredith Corporation and Subsidiaries                                Table 4
Supplemental Disclosures Regarding Non-GAAP Financial Measures

	Three Months
Periods Ended March 31,	2012	2011	Change

National Media Advertising Revenues
Excluding recent acquisitions [1]	$112,331	$120,997	(7.16)%
Recent acquisitions [1]	10,646	—
Total	$122,977	$120,997	1.64%

National Media Circulation Revenues
Excluding recent acquisitions [1]	$68,635	$66,453	3.28%
Recent acquisitions [1]	7,696	—
Total	$76,331	$66,453	14.86%

[1] Recent acquisitions represent Everyday with Rachael Ray, FamilyFun, and Allrecipes.com